Exhibit 99.1
Signature Page

KKR ALTERNATIVE ASSETS LLC By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR GROUP ASSETS HOLDINGS II L.P. By: KKR Group Assets II GP LLC, its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR GROUP ASSETS II GP LLC By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR GROUP PARTNERSHIP L.P. By: KKR Group Holdings Corp., its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR GROUP HOLDINGS CORP. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR GROUP CO. INC. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR & CO. INC. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	01/05/2026

KKR MANAGEMENT LLP By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	01/05/2026

HENRY R. KRAVIS By: /s/ Christopher Lee Name: Christopher Lee Title: Attorney-in-fact	01/05/2026

GEORGE R. ROBERTS By: /s/ Christopher Lee Name: Christopher Lee Title: Attorney-in-fact	01/05/2026